EXHIBIT 3

Execution Version

CORSAIR GEORGIA, L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF MARCH 30, 2011

THE LIMITED PARTNERSHIP INTERESTS (THE “INTERESTS”) OF CORSAIR GEORGIA, L.P. (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT.  THE INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS PARTNERSHIP AGREEMENT.  THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

II

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OF

CORSAIR GEORGIA L.P.

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of Corsair Georgia, L.P., a Delaware limited partnership (the “Partnership”), is made as of this 30th day of March, 2011, by and among Corsair IV Management GP, Ltd., a Cayman Islands limited company, as general partner, D.T. Ignacio Jayanti, as initial limited partner (the “Initial Limited Partner”), and the Limited Partners of the Partnership.

W I T N E S S E T H :

WHEREAS, the General Partner and the Initial Limited Partner have entered into a limited partnership agreement dated as of February 15, 2011 (the “Limited Partnership Agreement”) and, upon filing of the Certificate of Limited Partnership, formed a limited partnership under the laws of the State of Delaware under the name Corsair Georgia, L.P.; and

WHEREAS, the parties hereto desire to enter into this Agreement to permit the admission of additional limited partners of the Partnership and to further make the modifications hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Limited Partnership Agreement of the Partnership in its entirety to read as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1940 Act:  The United States Investment Company Act of 1940, as amended, as the same may be further amended from time to time.

Act:  The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code §17-101 et seq., as the same may be amended from time to time.

Affiliate:  With respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person.  For the avoidance of doubt, no Portfolio Company or portfolio company of any Corsair collective investment vehicle shall be deemed to be an Affiliate of Corsair.

Agreement:  This Amended and Restated Limited Partnership Agreement, as the same may be amended, modified or supplemented from time to time.

Appraised Value:  With respect to the redemption of the Interest of any Limited Partner pursuant to Section 8.6, a price equal to the value of such Interest, determined on the assumption that the Investments were sold for their Fair Market Values as of the applicable valuation date and the proceeds therefrom were distributed to the Partners in accordance with this Agreement after credit or debit, as the case may be, for the amount of the Partnership’s other assets and liabilities determined in accordance with GAAP.

Assignee:  As defined in Section 8.2(a).

Benefit Plan Partner:  Any Limited Partner that is an “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), a “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code) or any Limited Partner investing the assets of any such “employee benefit plan” or “plan”.

BHC Act:  The United States Bank Holding Company Act of 1956, as amended, as the same may be further amended from time to time.

BHC Partner:  As defined in Section 5.1(c).

Business Day:  A day which is not a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, New York.

Capital Account:  As defined in Section 10.1.

Capital Commitment:  As to any Partner, the amount set forth as such in its accepted Subscription Agreement.

Capital Contribution:  As to any Partner at any time, the aggregate amount of capital actually contributed to the Partnership by such Partner pursuant to Section 3.1(a) on or prior to such time.

Carrying Value:  With respect to any Partnership asset, the asset’s adjusted basis for United States federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as reasonably determined by the General Partner), in accordance with the rules set forth in United States Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to:  (a) the date of the acquisition of any additional interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution, (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner or (c) any other date specified by United States Treasury Regulations; provided that adjustments pursuant to clauses (a), (b) and (c) above need not be made if the General Partner reasonably determines that such adjustments are not necessary to reflect and preserve the relative economic interests of the Partners.  The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value.  In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for United States federal income tax purposes.

Certificate of Limited Partnership:  The Certificate of Limited Partnership of the Partnership, dated as of February 15, 2011 which was executed by the General Partner and filed in the office of the Secretary of State of the State of Delaware on February 15, 2011 and all subsequent amendments thereto and restatements thereof.

Closing Date:  March 30, 2011.

Code:  The United States Internal Revenue Code of 1986, as the same may be amended from time to time.

Control:  The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise.  The terms “Controlling” and “Controlled” shall be interpreted accordingly.

Corsair:  Corsair Capital LLC, a Delaware limited liability company, together with its Affiliates.  The term “Corsair” shall not be deemed to include any Portfolio Company or any other portfolio company of any Corsair collective investment fund.

Current Proceeds:  Proceeds from an Investment other than Disposition Proceeds.

Defaulting Limited Partner:  As defined in Section 8.3(b).

Disabling Event:  Other than as permitted by Section 8.1(a) or as provided in Section 8.1(b), the transfer or assignment of the General Partner’s interest in the Partnership, or the withdrawal, bankruptcy, commencement of liquidation proceedings, insolvency or dissolution of the General Partner.

Disclosure Law:  As defined in Section 11.4(c).

Disposition Proceeds:  All amounts received by the Partnership upon the Disposition of an Investment.

Dissolution Sale:  All sales and liquidations by or on behalf of the Partnership of its assets in connection with or in contemplation of the winding-up of the Partnership.

ERISA:  The United States Employee Retirement Income Security Act of 1974, as amended, as the same may be further amended from time to time.

ERISA Partner:  Any Limited Partner that is a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

Event of Dissolution:  As defined in Section 9.1(a).

Fair Market Value:  The fair market value of the Investments, as reasonably determined by the agreement of all Members.

Final Distribution:  The distribution described in Section 9.3.

Fiscal Quarter:  The calendar quarter or, in the case of the first Fiscal Quarter of the Partnership, the period commencing on the Closing Date and ending on the first calendar quarter end that is at least 60 days after the Closing Date, and, in the case of the last Fiscal Quarter of the Partnership, ending on the date on which the winding up of the Partnership is completed, as the case may be.

Fiscal Year:  As defined in Section 2.8.

FOIA:  As defined in Section 11.4(c).

Fund Level Information:  Fund level, aggregate performance information (i.e., aggregate cash flows, overall “IRRs”, a Limited Partner’s own Capital Commitment, cumulative amounts of a Limited Partner’s Capital Contributions to the Partnership and distributions received from the Partnership in each Fiscal Quarter, the aggregate value of Partnership assets attributable to a Limited Partner’s investment and costs paid on an annual fiscal year end basis by a Limited Partner to the Partnership and the dollar amount of cash profit received by a Limited Partner from the Partnership on a fiscal year end basis), the name and address of the Partnership, the year of formation of the Partnership, the total Capital Commitments to the Partnership and the overall investment strategy of the Partnership.  For the avoidance of doubt, Fund Level Information shall in no event include information relating to the Portfolio Company.

GAAP:  Generally accepted accounting principles in the United States.

General Partner:  Corsair IV Management GP, Ltd, a Cayman Islands limited company and an Affiliate of Corsair, and any general partner substituted therefor and admitted as a general partner of the Partnership in accordance with this Agreement.

General Partner Expenses:  As defined in Section 6.1.

Indemnified Party:  As defined in Section 4.3(a).

Initial Investment Date:  The closing date of the Investment.

Interest:  The entire limited partnership interest owned by a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement.

Investment Agreement:  The Investment Agreement, dated as of March 16, 2011, between the Partnership and the Portfolio Company as it may be amended or otherwise modified from time to time in accordance with the Agreement.

Investment Proceeds:  Current Proceeds and Disposition Proceeds.

Investments:  As defined in Section 4.1(a).

LIBOR:  An interest rate per annum equal to the applicable six-month London Interbank Offer Rate for deposits in United States dollars published in the Wall Street Journal.

Limited Partners:  The Persons listed from time to time on the books and records of the Partnership as limited partners of the Partnership that have been admitted as limited partners of the Partnership, including any Person who has been admitted to the Partnership as a substituted or additional Limited Partner, in each case for so long as they remain a Limited Partner, in accordance with this Agreement.  For purposes of the Act, the Limited Partners shall constitute a single class, series and group of limited partners.

Majority (or other specified percentage) in Interest:  A “Majority in Interest” of the Limited Partners means, at any time, the Limited Partners holding a majority of the total limited partnership interests then entitled to vote in the Partnership as determined on the basis of Capital Commitments, except as provided in Section 5.1(c).  Any other specified percentage in Interest of the Limited Partners means, at any time, the Limited Partners holding the specified percentage of the total limited partnership interests then entitled to vote in the Partnership, as determined on the basis of Capital Commitments, except as provided in Section 5.1(c).

Minimum Price:  As defined in Section 8.6(d).

Non-Defaulting Partner:  Any Partner other than a Defaulting Limited Partner.

Nonrecourse Deductions:  As defined in United States Treasury Regulations Section 1.704-2(b).  The amount of Partnership Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of United States Treasury Regulations Section 1.704-2(c).

Non-Voting Interests:  As defined in Section 5.1(c).

Ordinary Expense Cap:  With respect to any Limited Partner, an amount equal to the product of (i) the ratio of (A) the amount of such Limited Partner’s Capital Commitment to (B) the aggregate Capital Commitments of all Partners and (ii) $150,000.

Partner Nonrecourse Debt Minimum Gain:  An amount with respect to each partner nonrecourse debt (as defined in United States Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in United States Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with United States Treasury Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Deductions:  As defined in United States Treasury Regulations Section 1.704-2(i)(2).

Partners:  The General Partner and the Limited Partners.

Partnership:  Corsair Georgia, L.P., a Delaware limited partnership.

Partnership Counsel:  As defined in Section 11.15.

Partnership Expenses:  As defined in Section 6.2(a).

Partnership Minimum Gain:  As defined in United States Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Payment Date:  As defined in Section 3.1(b)(i).

Payment Notice:  As defined in Section 3.1(b)(ii).

Percentage Interest:  20.35% with respect to the Special Limited Partner and 79.65% with respect to Corsair IV Financial Services Capital Partners, L.P.; provided that such percentages shall be deemed to be automatically adjusted to reflect any withdrawal pursuant to Section 8.6.

Person:  Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

Plan Asset Regulations:  The regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as the same may be amended from time to time.

Portfolio Company:  As defined in Section 4.1(a).

Prime Rate:  The rate of interest per annum publicly announced from time to time by JPMorgan Chase (or any successor thereto) as its prime rate in effect at its principal office in New York City.

Pro Rata Share:  As defined in Section 3.1(b)(iii).

Proceeding:  Any legal action, suit or proceeding by or before any court, arbitrator, governmental body or other agency.

Profits and Losses:  For each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for United States federal income tax purposes with the following adjustments:  (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.3 shall not be taken into account in computing such taxable income or loss, (b) any income of the Partnership that is exempt from United States federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss, (c) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value, (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss, (e) if the Carrying Value of any asset differs from its adjusted tax basis for United States federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses shall be an amount which bears the same ratio to such Carrying Value as the United States federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the United States federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses) and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

Regulated Plan Partner:  A Benefit Plan Partner that is not an ERISA Partner and which is subject to Similar Law and so indicates on its Subscription Agreement on or before the Closing at which such Limited Partner is admitted to the Partnership.

Required Interest:  As defined in Section 11.3(a)(ii).

Rules:  As defined in Section 11.15.

Securities Act:  The United States Securities Act of 1933, as amended.

Similar Law:  Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Partnership to be treated as assets of the Limited Partner by virtue of its Interest and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

Special Limited Partner:  Crescent International Holdings Limited, a British Virgin Islands international business company.

Subscription Agreements:  Each of the several Subscription Agreements between the General Partner on behalf of the Partnership and a Limited Partner.

Tax Advances:  As defined in Section 10.6(a).

Temporary Investments:  Short-term investments in money-market funds, bank accounts and other similar investments determined by the General Partner in good faith to be of high credit quality.

Temporary Investment Income:  Income from sources other than the Investment.

Underlying Shares:  As defined in Section 4.1.

Underlying Voting Shares:  As defined in Section 4.1.

Transfer Restrictions:  As defined in Section 8.6(b).

United States or U.S.:  The United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

United States Treasury Regulations:  The United States federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time.  All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations.

ARTICLE II
GENERAL PROVISIONS

2.1.   Formation.  The parties hereto continue a limited partnership formed on February 14, 2011 pursuant to the Act.  The General Partner hereby continues as the general partner of the Partnership upon its execution of a counterpart of this Agreement.  Each Person to be admitted as a limited partner of the Partnership on the date hereof shall be admitted as a Limited Partner at the time that (i) this Agreement or a counterpart hereof is executed by or on behalf of such Person and (ii) a Subscription Agreement or a counterpart thereof is executed by or on behalf of such Person and by the General Partner on behalf of the Partnership.

2.2.   Name.  The name of the Partnership shall be “Corsair Georgia, L.P.”  The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable; provided that (a) such name shall contain the words “Limited Partnership” or the letters “L.P.” or the equivalent translation thereof, (b) such name shall not contain the name of any Limited Partner without the consent of such Limited Partner and (c) the General Partner shall promptly give written notice of any such variation to the Limited Partners.

2.3.   Organizational Certificates and Other Filings; Limitations on Conduct of Business.  If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

2.4.   Purpose.  (a)  The purpose of the Partnership is to make, hold, own and dispose of the Investment in accordance with Section 4.1 and to engage in such other activities as are permitted hereby or are incidental or ancillary thereto as the General Partner shall deem necessary or advisable in good faith, all upon the terms and conditions set forth in this Agreement.

(b)           The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the Subscription Agreements, and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement.  The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership.

2.5.   Principal Place of Business; Other Places of Business The principal place of business of the Partnership will be located in the United States at such place or places within or outside the State of Delaware as the General Partner may from time to time designate.  The General Partner will promptly give written notice of any such change to the Limited Partners.  The Partnership may maintain offices and places of business at such other place or places within or outside the State of Delaware as the General Partner deems advisable; provided that the principal place of business of the Partnership shall not be outside the United States.

2.6.   Registered Office and Registered Agent.  The Partnership shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  The General Partner may at any time change the location of the Partnership’s offices and may establish additional offices.  The name and address of the Partnership’s registered agent is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

2.7.   Term.  The Partnership commenced upon the filing of the Certificate of Limited Partnership, and shall continue in business until dissolved pursuant to Section 9.1.  Notwithstanding the dissolution of the Partnership, the Partnership shall continue in existence as a separate legal entity until cancellation of the Certificate of Limited Partnership in accordance with the Act.

2.8.   Fiscal Year.  The fiscal year (“Fiscal Year”) of the Partnership shall be the calendar year or, in the case of the first and last fiscal years of the Partnership, the fraction thereof commencing on the Closing Date or ending on the date on which the winding up of the Partnership is completed, as the case may be.  The taxable year of the Partnership shall be determined under Section 706 of the Code.  The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner shall determine in good faith that such change is necessary or appropriate, provided that the General Partner shall promptly give written notice of any such change to the Limited Partners.

2.9.   Withdrawal of Initial Limited Partner.  Upon the admission of one or more Limited Partners to the Partnership on the Closing Date, the Initial Limited Partner shall (a) receive a return of any capital contribution made by the Initial Limited Partner to the Partnership, (b) be deemed to have withdrawn as the Initial Limited Partner of the Partnership and (c) have no further right, interest or obligation of any kind whatsoever as a Partner in the Partnership.

ARTICLE III

CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

3.1.   Capital Contributions.  (a)           Capital Contributions.  Each Partner agrees to make contributions to the capital of the Partnership in cash from time to time, payable in United States dollars, in installments as follows:

(i)                 With respect to any Capital Contribution for the making of the Investment:  At any time and from time to time during the term of the Partnership, each Limited Partner shall, on any Payment Date, contribute to the Partnership its Pro Rata Share of the aggregate amount to be contributed by all Limited Partners for the Investment; provided that a Limited Partner in no event shall be required to make aggregate Capital Contributions to the Partnership pursuant to this Section 3.1(a) on any date in an amount greater than its Capital Commitment as of such date and provided, further, that the obligation of each Limited Partner to make Capital Contributions pursuant to this Section 3.1(a) shall be subject to the conditions that (x) the Reference Purchase Price (as defined in the Investment Agreement) for the Underlying Shares shall be no more than $1.90 per share, (y) the purchase price per share of Series F and Series G Preferred Stock shall be no more than $1,000 per share (each Series F and Series G Preferred Share having a conversion price no more than $1.90 per common share) and (z) such Limited Partner will be allocated its Underlying Shares at cost.  The amount which a Limited Partner is required to contribute on any Payment Date shall be specified by the General Partner in a Payment Notice delivered to such Limited Partner in respect of such Payment Date;

(ii)                 With respect to any Capital Contribution for the payment of Partnership Expenses and Amounts Related to Borrowings:  At any time and from time to time during the term of the Partnership, each Limited Partner shall, on any Payment Date, contribute to the Partnership its Pro Rata Share of the aggregate amount to be contributed by all Limited Partners on such date for Partnership Expenses and for any payments in connection with borrowings by the Partnership in accordance with Section 4.2(c); provided that a Limited Partner shall in no event be required to make aggregate Capital Contributions with respect to ordinary-course Partnership Expenses relation to any Fiscal Year pursuant to this Section 3.1(a)(ii) in excess of such Limited Partner’s Ordinary Expense Cap; provided, further, that a Limited Partner in no event shall be required to make aggregate Capital Contributions to the Partnership in respect of Partnership Expenses in excess of 3% of such Partner’s Capital Commitment.  The amount which a Limited Partner is required to contribute on any Payment Date shall be specified by the General Partner in a Payment Notice delivered to such Limited Partner in respect of such Payment Date.

(b)           Related Definitions.  (i)  A “Payment Date” shall mean a date on which Partners are required to make Capital Contributions to the Partnership, which date:

(A)           shall be specified in a Payment Notice delivered to each Limited Partner from which a Capital Contribution is required on such date; and

(B)           shall be at least seven calendar days (or, in the case of the Initial Investment Date, such shorter period as specified in a notice from Corsair prior to the Closing Date, but which shall not be less than three (3) Business Days) after the date of delivery of a Payment Notice.

(ii)                 A “Payment Notice” shall mean a written notice requiring Capital Contributions to the Partnership, which notice shall be delivered to each Limited Partner and shall:

(A)           specify the purpose for which the Capital Contributions are required to be made; and

(B)           specify such Limited Partner’s Pro Rata Share of the Capital Contributions required to be made by the Limited Partners and the method of calculation thereof.

(iii)                 A Limited Partner’s “Pro Rata Share” of the aggregate Capital Contributions for the Investment, Partnership Expenses or borrowings to be made by Limited Partners on any Payment Date shall mean the percentage that such Limited Partner’s Capital Commitment as of such date represents of the aggregate Capital Commitments as of such date of all Limited Partners from which a Capital Contribution is required on such date.

(c)           Capital Contributions shall be made by wire transfer of immediately available funds to the account specified in the related Payment Notice.  Other than as set forth in this Agreement, no Partner shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Partner.  No Partner shall be required to lend any funds to the Partnership.

(d)           The General Partner shall cause the books and records of the Partnership to be amended from time to time to reflect the addresses of Partners and changes thereto and the transfer of Interests and changes in Capital Commitments which are accomplished in accordance with the provisions hereof.

(e)           The provisions of this Section 3.1 are intended solely to benefit the Partnership and the Partners and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and no Partner shall have any duty or obligation to any creditor of the Partnership to make any Capital Contributions pursuant to this Section 3.1 or to cause the General Partner to deliver to any Partner a Payment Notice.

3.2.   Distributions -- General Principles.  (a)  Generally.  Except as otherwise expressly provided herein, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Capital Contribution.  Distributions of Partnership assets that are provided for herein shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Interests in the Partnership on the date, determined by the General Partner, as of which the Partners are entitled to any such distributions.  All distributions shall be made in cash except in connection with the dissolution and winding-up of the Partnership.

(b)           Timing and Manner of Distributions.  Distributions of cash shall be made at the times provided below:

(i)                 Current Proceeds from the Investment shall be distributed at such times and intervals as the General Partner shall determine, but in no event later than 45 days following the end of each Fiscal Quarter in which such Current Proceeds are received by the Partnership;

(ii)                Disposition Proceeds from the Investment be distributed as soon as practicable after the date such Disposition Proceeds are received by the Partnership, but in no event later than 45 days following the end of each Fiscal Quarter in which such Disposition Proceeds are received by the Partnership; and

(iii)               Temporary Investment Income shall be distributed at such times and intervals as the General Partner shall determine, but in no event later than 45 days following the end of the Fiscal Quarter in which such Temporary Investment Income is received by the Partnership, or more often in the sole discretion of the General Partner.

Distributions of cash shall be made in United States dollars by wire transfer of immediately available funds to the account specified in each Limited Partner’s Subscription Agreement.

(c)           For all purposes of this Agreement, whenever a portion of the Investment (but not the entire Investment) is the subject of a Disposition, that portion shall be treated as having been a separate Investment from the portion of the Investment that is retained by the Partnership, and Capital Contributions for the Investment shall be treated as having been divided between the sold portion and the retained portion on a pro rata basis.

(d)           The amount of any taxes paid by or withheld from receipts of the Partnership from the Investment shall be allocated among the Partners as reasonably determined by the General Partner and shall be deemed to have been distributed to each Partner as Current Proceeds or Disposition Proceeds to the extent that the payment or withholding of such taxes reduced Current Proceeds or Disposition Proceeds, as the case may be, otherwise distributable to such Partner as provided herein (for this purpose taking into account with respect to each Partner any reduction in such taxes that occurs by reason of each Partner’s status).

3.3.   Amounts and Priority of Distributions.  (a)            Distributions of Disposition Proceeds and Current Proceeds from Investments.  Each distribution of Disposition Proceeds and Current Proceeds from the Investment shall be divided among the Partners (including, for the avoidance of doubt, the General Partner) in proportion to each of their respective Percentage Interests.

(b)           Distributions of Temporary Investment Income:  Each distribution of Temporary Investment Income shall be divided among all Partners (including the General Partner) pro rata in proportion to their respective Percentage Interests.

ARTICLE IV

THE GENERAL PARTNER

4.1.   Investment Guidelines.  Pursuant to the Investment Agreement, on the Initial Investment Date the Partnership shall make the Investment in United Community Banks, Inc., a Georgia corporation (together with its Affiliates, the “Portfolio Company”).  The Investment in the Portfolio Company or the securities issued as a dividend thereon, in a reclassification with respect thereto or in an exchange therefor are referred to herein as the “Investment”.  In addition, at such time as any funds of the Partnership are not invested in the Investment, distributed to the Partners or applied towards the expenses of the Partnership, the Partnership shall maintain such funds either in Temporary Investments or, to the extent the General Partner determines in good faith it is not reasonably practicable to do so, in cash.  To the extent the Partnership receives voting and non-voting shares in connection with the Investment, such voting and non-voting shares shall be allocated among the Limited Partners on a pro rata basis in accordance with their Capital Contributions for the Investment.  Any voting shares allocated to a Limited Partner pursuant to the preceding sentence, as such shares may be reduced following any partial or full withdrawal in accordance with Section 8.6, shall be referred to as such Limited Partner’s “Underlying Voting Shares”.  Any voting and non-voting shares allocated to a Limited Partner pursuant to the second preceding sentence, as such shares may be reduced following any partial or full withdrawal in accordance with Section 8.6, shall be referred to as such Limited Partner’s “Underlying Shares”.

4.2.   Powers of the General Partner.  (a)            The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself, and shall be authorized and empowered on behalf and in the name of the Partnership, to carry out any and all of the objects and purposes of the Partnership set forth in Section 2.4 and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement; provided that the Special Limited Partner shall have the right to direct the General Partner with respect to (i) the voting of any of its Underlying Voting Shares and (ii) the disposition of its Underlying Shares in accordance with Section 8.6(d).

(b)           Without limiting the foregoing general powers and duties but subject to the proviso to Section 4.2(a), the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents as may be appropriate, subject to the limitations contained elsewhere in this Agreement, to:

(i)                make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring of and disposition of the Investment;

(ii)               direct the formulation of investment policies and strategies for the Partnership, and select and approve the investment of Partnership funds, all in accordance with Section 4.1 and the other limitations of this Agreement;

(iii)              acquire, hold, sell, transfer, exchange, pledge and dispose of the Investment, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Investment, including, without limitation, the exercise of any voting rights with respect to the Investment, the approval of a restructuring of the Investment, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(iv)              open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(v)               hire for usual and customary payments and expenses consultants, brokers, appraisers, attorneys, accountants, administrators, advisors, and such other agents for the Partnership as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Partnership;

(vi)              enter into, execute, maintain and/or terminate contracts, undertakings, indemnities, guarantees and any and all other instruments, agreements and documents in the name of the Partnership, and do or perform all such things as may be necessary or advisable in furtherance of the Partnership’s powers, objects or purposes or to the conduct of the Partnership’s activities, including entering into acquisition agreements to make or dispose of the Investment which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

(vii)              act as the “tax matters partner” under the Code and in any similar capacity under state, local or non-United States law; and

(viii)            make, in its reasonable discretion, any and all elections for United States federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code or comparable provisions of United States federal, state, local or non-United States law; provided that no election shall be made that materially adversely effects any Partner relative to the impact on other Partners without the consent of such Partner.

(c)           Borrowing.  The General Partner shall have the right, at its option, to cause the Partnership to incur indebtedness for the purpose of covering Partnership Expenses. The General Partner’s right to cause the Partnership to borrow money under this Agreement is solely as provided in this Section 4.2(c).

4.3.   Limitation on Liability.  (a)            Except as otherwise provided in the Act, the General Partner shall be subject to all of the liabilities of a partner in a partnership without limited partners to (i) Persons other than the Partnership and the other Partners and (ii) subject to the other provisions of this Agreement, the Partnership and the other Partners; provided that to the fullest extent permitted by law, none of the General Partner, its Affiliates, or their respective members, officers, directors, employees, stockholders, shareholders, partners and any other Person who serves at the request of the General Partner on behalf of the Partnership as an officer, director, partner, member or employee of any other entity (each, an “Indemnified Party”), shall be liable to the Partnership or to any Limited Partner for (i) any act performed or omission made by such Indemnified Party in connection with the conduct of the affairs of the Partnership or otherwise in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from fraud, willful misconduct, gross negligence, a material violation of applicable United States federal securities laws, the violation of which has a material adverse effect on the Partnership’s business or affairs or a willful and material breach of this Agreement by such Indemnified Party, which breach has a material adverse effect on the Partnership’s business or affairs or (ii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Partnership unless such Indemnified Party was responsible for the selection or monitoring of such broker or agent and acted in such capacity with gross negligence.

(b)           To the extent that, at law or in equity or otherwise, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the General Partner acting under this Agreement shall, to the fullest extent permitted by law, not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement.  To the fullest extent permitted by law, the provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of the General Partner otherwise existing at law or in equity or otherwise, are agreed by the Partners to modify to that extent such other duties and liabilities of the General Partner.

(c)           The General Partner may consult with legal counsel and accountants selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reliance upon and in accordance with the advice of reputable counsel or accountants shall be full justification for any such act or omission, and the General Partner shall be fully protected and not liable to the Partnership or any Partner in so acting or omitting to act; provided that such counsel or accountants were selected with reasonable care.

4.4.   Indemnification.  (a)           To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each of the Indemnified Parties from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Partnership, including acting as a director or the equivalent of any entity in which an Investment is made, or the performance by such Indemnified Party of any of the General Partner’s responsibilities hereunder or otherwise in connection with the matters contemplated herein; provided that:

(i)                 an Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute fraud, bad faith, willful misconduct, gross negligence, a material violation of applicable United States federal securities laws, the violation of which has a material adverse effect on the Partnership’s business or affairs or a willful and material breach of this Agreement, which breach has a material adverse effect on the Partnership’s business or affairs; and

(ii)                 the Partnership’s obligations hereunder shall not apply with respect to (A) any liability to pay tax arising out of the proper performance of the parties’ roles under this Agreement; (B) claims, liabilities, damages, losses, costs and expenses arising solely out of disputes between or among the General Partner or its partners; (C) economic losses incurred by the General Partner or any of its direct or indirect beneficial owners as a result of its owning an interest in the Partnership or in Investments; (D) General Partner Expenses and (E) Partnership Expenses that an Indemnified Party has agreed to pay.

The satisfaction of any indemnification and any holding harmless pursuant to this Section 4.4(a) shall be from and limited to Partnership assets, and no Partner shall have any personal liability on account thereof; provided that each Limited Partner will be obligated to return any amounts distributed to it in order to fund any deficiency in the Partnership’s indemnity obligations hereunder to the extent provided in Section 5.2(b).

(b)           Expenses reasonably incurred by an Indemnified Party, in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Person to repay such amount to the extent that it shall be determined ultimately that such Person is not entitled to be indemnified hereunder.  No advances shall be made by the Partnership under this Section 4.4(b) without the prior written approval of the General Partner.

(c)           The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity or otherwise and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(d)           Any Person entitled to indemnification from the Partnership hereunder shall first seek recovery under any other indemnity or any insurance policies (other than those insurance policies provided for or maintained by Corsair or another Indemnified Party or the premiums of which are paid by the Partnership) in respect of the Portfolio Company by which such Person is indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be, and, if such Person is other than the General Partner, such Person shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person; and if liabilities arise out of the conduct of the affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Partnership and the Limited Partners.  Any Person receiving indemnification payments under this Agreement shall reimburse the Partnership for such indemnification payments to the extent that such Person also receives payments under an insurance policy in respect of such matter.

(e)           The General Partner may cause the Partnership to purchase, at the Partnership’s expense, insurance to insure the General Partner or any other Indemnified Party against liability for any breach or alleged breach of their responsibilities under this Agreement or otherwise in connection with the Partnership or the General Partner; provided that, to the extent practicable, the Partnership shall not bear the cost of any incremental premium associated with the purchase of insurance designed to insure the General Partner or any other Indemnified Party against any act or omission which is not indemnifiable by the Partnership under Section 4.4(a) hereof.

4.5.   General Partner as Limited Partner.  The General Partner shall also be a Limited Partner to the extent that it purchases or becomes a transferee of all or any part of the Interest of a Limited Partner, and to such extent shall be treated as a Limited Partner in all respects.  Except as set forth in Section 9.1(a)(ii), any Interest of a Limited Partner which is held by the General Partner or any of its Affiliates  shall be deemed to have been voted and/or abstained in the same manner and proportions as the aggregate Interests of the other Limited Partners are voted and/or abstained.

ARTICLE V

THE LIMITED PARTNERS

5.1.   Management.  (a)           Except as expressly provided in this Agreement, no Limited Partner shall have the right or power to participate in the management or affairs of the Partnership, nor shall any Limited Partner have the power to sign for or bind the Partnership or deal with third parties on behalf of the Partnership without the consent of the General Partner.  The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act.  To the fullest extent permitted by law, no Limited Partner owes any duty (fiduciary or otherwise) to the Partnership or any other Partner as a result of such Limited Partner’s status as a Limited Partner; provided that this in no way limits any express obligations of a Limited Partner provided for herein or in such Limited Partner’s Subscription Agreement.

(b)           Any Limited Partner may, upon notice to the General Partner, elect to hold all or any fraction of such Limited Partner’s Interest as a non-voting Interest, in which case such Limited Partner shall not be entitled to participate in any consent of the Limited Partners with respect to the portion of its Interest which is held as a non-voting Interest (and such non-voting Interest shall not be counted in determining the giving or withholding of any such consent).  Except as provided in this Section 5.1, an Interest held as a non-voting Interest shall be identical in all regards to all other Interests held by Limited Partners.  Any such election shall be irrevocable and shall bind the assignees of such Limited Partner’s Interest.

(c)           Any Interest held for its own account by a Limited Partner that is a bank holding company, as defined in Section 2(a) of the BHC Act, or a non-bank subsidiary of such bank holding company, or a foreign bank subject to the BHC Act pursuant to the International Banking Act of 1978, as amended, or a subsidiary of any such foreign bank subject to the BHC Act (each, a “BHC Partner”), together with the Interests of all Affiliates who are Limited Partners that is determined initially at the time of admission of that Limited Partner, upon the withdrawal of another Limited Partner or upon any other event resulting in an adjustment in the relative Interests of the Limited Partners hereunder to be in the aggregate in excess of 4.99% (or such greater percentage as may be permitted under Section 4(c)(6) of the BHC Act without regard to Section 4(k) thereof) of the Interests of the Limited Partners, excluding for purposes of calculating this percentage portions of any other interests that are non-voting Interests pursuant to this Section 5.1 or any other section of the Agreement (collectively the “Non-Voting Interests”), shall be a non-voting Interest (whether or not subsequently transferred in whole or in part to any other Person) and shall not be included in determining whether the requisite percentage in Interest of the Limited Partners have consented to, approved, adopted or taken any action hereunder; provided that such Non-Voting Interest shall be permitted to vote on any proposal to continue the business of the Partnership following a Disabling Event under Section 9.1(a)(ii) but not on the approval of a successor general partner under Section 8.1(b) or Section 9.1(a)(ii).  Each BHC Partner hereby irrevocably waives its corresponding right to vote its Non-Voting Interest in respect of a successor general partner under Section 17-801 of the Act, which waiver shall be binding upon such BHC Partner or any entity which succeeds to its Interest. Upon any Subsequent Closing, any withdrawal of a Limited Partner or any other event resulting in an adjustment in the relative Interests of the Limited Partners hereunder, a recalculation of the Interests held by all BHC Partners shall be made, and only that portion of the total Interest held by each BHC Partner and its Affiliates that is determined as of the date of the applicable Subsequent Closing or the date of such withdrawal or other event, as applicable, to be in the aggregate in excess of 4.99% (or such greater percentage as may be permitted under Section 4(c)(6) of the BHC Act without regard to Section 4(k) thereof) of the Interests of the Limited Partners, excluding Non-Voting Interests as of such date, shall be a Non-Voting Interest.  Notwithstanding the foregoing, at the time of admission to the Partnership, any BHC Partner may elect not to be governed by this Section 5.1(c) by providing written notice to the General Partner stating that such BHC Partner is not prohibited from acquiring or controlling more than 4.99% (or such greater percentage as may be permitted under Section 4(c)(6) of the BHC Act) of the voting Interests held by the Limited Partners pursuant to such BHC Partner’s reliance on Section 4(k) of the BHC Act. Any such election by a BHC Partner may be rescinded at any time by written notice to the General Partner; provided that any such rescission shall be irrevocable.

5.2.   Liabilities of the Limited Partners.  (a) Except as provided by the Act or other applicable law and subject to the obligations to make Capital Contributions pursuant to Article III, to indemnify the Partnership and the General Partner as provided in Section 10.6(a), to return distributions as provided in Section 5.2(b) and as otherwise required by this Agreement or by applicable law, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership.  To the extent any Limited Partner is required by the Act or hereunder to return to the Partnership any distributions made to it and does so, such Limited Partner shall, to the maximum extent permitted by law, have a right of contribution from each other Limited Partner similarly liable to return distributions made to it hereunder or under the Act to the extent that such Limited Partner has returned a greater percentage of the total distributions made to it and so required to be returned by it than the percentage of the total distributions made to such other Limited Partner and so required to be returned by it.

(b)           LP Clawback.  Except as required by the Act or other applicable law, no Limited Partner shall be required to repay to the Partnership, any Partner or any creditor of the Partnership all or any part of the distributions (including liquidating distributions) made to such Limited Partner pursuant to Article III and Section 9.3 hereof; provided that, to the maximum extent permitted by law and subject to the limitations set forth in Section 5.2(d) below, each Partner (including any former Partner) may be required to return distributions (including liquidating distributions) made to such Partner or former Partner for the purpose of meeting such Partner’s share of the Partnership’s indemnity obligations under Section 4.4, in an amount up to, but in no event in excess of, the aggregate amount of distributions actually received by such Partner from the Partnership.  However, if, notwithstanding the terms of this Agreement, it is determined under applicable law that any Partner has received a distribution which is required to be returned to or for the account of the Partnership or any other Partner or creditors of the Partnership, then the obligation under applicable law of any Partner to return all or any part of a distribution made to such Partner shall be the obligation of such Partner and not of any other Partner.  Any amount returned by a Partner pursuant to this Section 5.2 shall be treated as a contribution of capital to the Partnership.

(c)           Determination of Each Partner’s Share of Clawback.  (i) Investment-Related Clawback Amounts.  Subject to the restrictions contained in paragraph (b) above and paragraph (d) below, if an indemnification obligation is related to the acquisition, holding or Disposition of an Investment (an “Investment Related Clawback Amount”), each Partner (including any former Partner) having an interest in such Investment shall be obligated to contribute an amount equal to the product of such Partner’s Percentage Interest in such Investment and the lesser of (I) the aggregate Investment Proceeds distributed with respect to such Investment and (II) such Investment Related Clawback Amount.

(ii)                 Other Clawback Amounts.  Subject to the restrictions contained in paragraph (b) above and paragraph (d) below, if an indemnification obligation is unrelated to the acquisition, holding or Disposition of an Investment (an “Other Clawback Amount”), each Partner (or any former Partner) shall be obligated to contribute an amount equal to the product of (A) the percentage that such Partner’s Capital Commitment represents of the total Capital Commitments of the Partners and (B) such Other Clawback Amount.

(d)           Restrictions on LP Clawback.  The obligation of a Limited Partner to return distributions made to such Limited Partner for the purpose of meeting the Partnership’s indemnity obligations under Section 4.4 shall be subject to the following limitations:

(i)             no Limited Partner shall be required to return any distribution after the second anniversary of the date of such distribution; provided that if at the end of such period, there are any Proceedings then pending or any other liability (whether contingent or otherwise) or claim then outstanding, the General Partner shall so notify the Limited Partners at such time (which notice shall include a brief description of each such Proceeding (and of the liabilities asserted in such Proceeding) or of such liabilities and claims) and the obligation of the Limited Partners to return any distribution for the purpose of meeting the Partnership’s indemnity obligations under Section 4.4 shall survive with respect to each such Proceeding, liability and claim set forth in such notice (or any related Proceeding, liability or claim based upon the same or a similar claim) until the date that such Proceeding, liability or claim is ultimately resolved and satisfied; and provided, further, that the provisions of this clause (i) shall not affect the obligations of the Limited Partners under the Act or other applicable law; and

(ii)             the aggregate amount of distributions which a Limited Partner may be required to return hereunder shall not exceed an amount equal to 25% of such Limited Partner’s Capital Commitment.

5.3.   Limited Partners’ Outside Activities.  General.  A Limited Partner shall be entitled to and may have business interests and engage in activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership and the entities in which the Partnership invests and may engage in transactions with, and provide services to, the Partnership or any such entity.  None of the Partnership, any other Partner or any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

ARTICLE VI

EXPENSES AND FEES

6.1.   General Partner Expenses.  The Partnership shall not have any salaried personnel.  The General Partner and its Affiliates, but not the Partnership or any Limited Partner, shall bear and be charged with the following costs and expenses of the Partnership’s activities:  (a) any costs and expenses of providing to the Partnership the office space, facilities, supplies, and necessary ongoing overhead support services for the Partnership’s operations and (b) the compensation of the personnel of the General Partner and its Affiliates.  (The expenses that the General Partner is obligated to pay shall be collectively referred to as the “General Partner Expenses”).

6.2.   Partnership Expenses.  (a) Except as otherwise provided in this Agreement, to the extent that the General Partner has not elected to pay such costs and  expenses, the Partnership shall bear and be charged with the costs and expenses of the Partnership’s operation that the General Partner believes in good faith to be reasonable and in furtherance of the business of the Partnership (and shall promptly reimburse the General Partner or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities) (the “Partnership Expenses”), including:

(i)                all legal, accounting, filing and other expenses incurred in connection with organizing and establishing the Partnership,

(ii)               fees, costs and expenses of any administrators, custodians, attorneys, accountants and other professionals (including audit and certification fees and the costs of printing and distributing reports to Partners),

(iii)               all out-of-pocket fees, costs and expenses, if any, incurred in developing, negotiating, structuring, trading, settling, monitoring, holding and disposing of the Investment, including without limitation any financing, legal, accounting, advisory and consulting expenses in connection therewith (to the extent not subject to any reimbursement of such costs and expenses by entities in which the Partnership invests or other third parties),

(iv)              brokerage commissions, custodial expenses, other bank service fees and other investment costs, fees and expenses actually incurred in connection with the Investment,

(v)               interest on and fees and expenses arising out of all borrowings made by the Partnership, including, but not limited to, the arranging thereof,

(vi)              subject to the restrictions set forth elsewhere in this Agreement, the costs of any litigation, directors and officers liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Partnership,

(vii)             expenses of liquidating the Partnership, and

(viii)            any taxes (other than taxes described in Section 10.6), fees or other governmental charges levied against or payable by the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership.

(b)           The General Partner may withhold from any distributions amounts necessary to create, in its sole discretion, appropriate reserves for expenses (excluding any expenses that are General Partner Expenses) and liabilities, contingent or otherwise, of the Partnership as well as for any required tax withholdings.  Any amount retained pursuant to the preceding sentence shall be treated as though such amount had been distributed to the Limited Partners otherwise entitled thereto on the date such Limited Partners would have been required to fund the amount specified in the Payment Notice, as applicable, and immediately recontributed thereby as Capital Contributions as of such date for all purposes hereof, without regard, in the case of reserves for Partnership Expenses, to whether the Limited Partner would be required to make a Capital Contribution in respect of such Partnership Expenses pursuant to Section 3.1(a)(ii).

(c)           Partnership Expenses may be allocated against items of Investment Proceeds or Temporary Investment Income.  To the extent a Partnership Expense is related to the Investment or Temporary Investment Income that Partnership Expense shall be allocated against such item or items of Investment Proceeds or Temporary Investment Income, and otherwise Partnership Expenses may be allocated in a manner reasonably determined by the General Partner.  Any amount allocated against items of Investment Proceeds or Temporary Investment Income pursuant to the preceding sentence shall be treated as though such amount had been distributed to the Limited Partners otherwise entitled thereto on the date such Limited Partners would have been required to fund the amount specified in the Payment Notice and immediately recontributed thereby as Capital Contributions as of such date for all purposes hereof, without regard to whether the Limited Partner would be required to make a Capital Contribution in respect of such Partnership Expenses pursuant to Section 3.1(a)(ii)..

ARTICLE VII

BOOKS AND RECORDS AND

REPORTS TO PARTNERS

7.1.   Books and Records.  The General Partner shall keep or cause to be kept complete and appropriate records and books of account.  Except as otherwise expressly provided herein, such books and records shall be maintained on a basis which allows the proper preparation of the Partnership’s financial statements and tax returns.  The books and records shall be maintained at the principal office of the Partnership and shall be retained by Corsair for a period of six years after the termination and dissolution of the Partnership.  Any Limited Partner or its duly authorized representatives shall be permitted to inspect the books and records of the Partnership for any purpose reasonably related to such Limited Partner’s Interest and make copies thereof consistent with reasonable confidentiality restrictions established by the General Partner, which restrictions shall not be inconsistent with Section 11.4, at any reasonable time during normal business hours.

7.2.   Income Tax Information.  Within 120 days (subject to reasonable delays in the event of the late receipt of any necessary financial statements from any Person in which the Partnership holds Investments) after the end of each Fiscal Year, the General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during such Fiscal Year copies of such information as may be required for applicable income tax reporting purposes arising solely by reason of the Partnership’s activities, and such other information as a Partner may reasonably request for the purpose of preparing and filing its tax returns and applying for refunds of withholding or other taxes.

7.3.   Reports to Partners.  (a) (i)                       Subject to Section 11.4(d), within 60 days (subject to reasonable delays in the event of the late receipt of any necessary financial statements from any Person in which the Partnership holds Investments) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Partner during such period:

(A)           a Capital Account statement; and

(B)           a schedule and summary description of the Investment and all Temporary Investments owned by the Partnership as of the end of such Fiscal Quarter; and

  (ii)                 Subject to Section 11.4(d), within 120 days (subject to reasonable delays in the event of the late receipt of any necessary financial statements from any Person in which the Partnership holds Investments) after the end of each Fiscal Year of the Partnership, the General Partner shall send to each Person who was a Partner during such period:

(A)           a balance sheet as of the end of such Fiscal Year, a statement of changes of Partner’s capital and a statement of income or loss for such period, including a statement of cash flows, each prepared on an accrual basis and in accordance with GAAP, and a summary of the value of the Investment and all Temporary Investments held by the Partnership as of the end of such Fiscal Year, as valued in accordance with GAAP;

(B)           a Capital Account statement; and

(C)           a schedule and summary description of each Investment owned by the Partnership as of the end of such Fiscal Year.

(b)            Subject to Section 11.4(d), with reasonable promptness, the General Partner will deliver such other information available to the General Partner, including financial statements and reasonable computations, as any Limited Partner may from time to time reasonably request in order to comply with regulatory requirements, including reporting requirements, to which such Limited Partner is subject.

(c)           Upon the expiration of the term of the Partnership during the period of time in which the Partnership’s assets are being liquidated, the General Partner shall provide periodic reports to the Limited Partners containing a description of the General Partner’s efforts to liquidate such assets.

7.4.   Partnership Meetings.  (a) The General Partner may call a special meeting of the Partnership by giving at least 21 days’ notice of the time and place of such meeting to each Limited Partner, which notice shall set out the agenda for such meeting.  The General Partner shall promptly call a special meeting of the Partnership if a Majority in Interest of the Limited Partners request that a special meeting of the Partnership be so called.  The General Partner shall give at least 21 days’ notice of the time and place of such meeting to each Limited Partner, which notice shall set out the agenda for such meeting.

(b)           Any action required to be, or which may be, taken at any special meeting by the Partners may be taken in writing without a meeting if consents thereto are given by the General Partner and Limited Partners  holding Interests in an amount not less than the amount that would be necessary to take such action at a meeting; provided that Limited Partners shall be given written notice of any such action taken pursuant to this Section 7.4(b).  Any meeting of the Partnership may be held in person or by means of telephone or similar communications equipment by means of which all Persons participating in such meeting can hear each other.

(c)           A Limited Partner may vote at any meeting either in person or by a proxy which such Limited Partner has duly executed in writing.  The General Partner may permit Persons other than Partners to participate in a meeting; provided that no such Person shall be entitled to vote.

(d)           The chairman of any special meeting shall be a Person affiliated with and designated by the General Partner.  A Person designated by the General Partner shall keep written minutes of all of the proceedings and votes of any such meeting.

(e)           The General Partner may set in advance a record date for determining the Limited Partners entitled to notice of and to vote at any meeting or entitled to express consent to any action in writing without a meeting.  No record date shall be less than 10 nor more than 60 days prior to the date of any meeting to which such record date relates nor more than 10 days after the date on which the General Partner sets the record date for any action by written consent.

ARTICLE VIII

TRANSFERS, WITHDRAWALS AND DEFAULT

8.1.   Transfer and Withdrawal of the General Partner.  (a) Voluntary Transfer.  Except as otherwise provided in this Agreement, without the consent of 80% in Interest of the Limited Partners, the General Partner shall not have the right to assign, pledge or otherwise transfer all or any portion of its interest as the general partner of the Partnership to Persons other than its Affiliates, and the General Partner shall not have the right to withdraw from the Partnership; provided that without the consent of the Limited Partners the General Partner may, at the General Partner’s expense, be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or transfer its interest as the general partner of the Partnership to one of its Affiliates so long as (i) such reconstitution, conversion or transfer does not have material adverse tax or legal consequences for the Limited Partners and (ii) such other entity shall have assumed in writing the obligations of the General Partner under this Agreement, the Subscription Agreements and any other related agreements of the General Partner.  In the event of an assignment or other transfer of all of its interest as a general partner of the Partnership in accordance with this Section 8.1, upon execution of a counterpart to this Agreement, its assignee or transferee shall be substituted in its place and admitted as general partner of the Partnership effective immediately prior to such assignment or other transfer and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership and cease to be a general partner of the Partnership.

(b)           Disabling Event.  The General Partner shall cease to be the general partner of the Partnership upon the occurrence of a Disabling Event, and thereafter, except as required by applicable law, neither the General Partner nor its successors in interest shall have any of the powers, obligations or liabilities of a general partner of the Partnership under this Agreement or under applicable law.  Subject to Section 9.1(a)(ii), upon the occurrence of any Disabling Event the Partnership shall be dissolved and wound up in accordance with the provisions of Section 9.2. The General Partner shall promptly give notice to the Limited Partners of the occurrence of any Disabling Event.  If the General Partner shall cease to be the general partner of the Partnership upon the occurrence of a Disabling Event and a Majority in Interest of the Limited Partners shall determine to continue the business of the Partnership pursuant to Section 9.1(a)(ii), notice of that determination shall be given to the General Partner by a party authorized by such Limited Partners to give such notice on behalf of such Limited Partners.

8.2.   Assignments/Substitutions or Withdrawals by Limited Partners.  (a) A Limited Partner may not, directly or indirectly, sell, assign, pledge, exchange or otherwise transfer its Interest in whole or in part to any Person (an “Assignee”) without the prior written consent of the General Partner, which consent may be given or withheld in the sole and absolute discretion of the General Partner; provided that no such assignment or transfer shall be made unless:

(i)                  such assignment or transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Interest to be assigned or transferred;

(ii)                 such assignment or transfer would not cause the Partnership to lose its status as a partnership for United States federal income tax purposes or cause the Partnership to become subject to the 1940 Act;

(iii)                 such assignment or transfer would not cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder;

(iv)                 such assignment or transfer would not cause (A) all or any portion of the assets of the Partnership to (I) constitute “plan assets” under ERISA or the Code (or any applicable Similar Law) of any existing or contemplated ERISA Partner or Benefit Plan Partner or (II) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law or (B) the General Partner to become a fiduciary with respect to any existing or contemplated ERISA Partner or Benefit Plan Partner pursuant to ERISA or any applicable Similar Law or otherwise; and

(v)                 such assignment or transfer would not otherwise cause the Partnership or any Portfolio Company to violate any applicable law.

In its sole and absolute discretion, the General Partner may condition any such assignment or transfer upon receipt of an opinion of responsible counsel (who may be counsel for the Partnership), which opinion and counsel shall be reasonably satisfactory to the General Partner.  The General Partner shall not withhold its consent to any assignment or transfer by a Limited Partner of all or a portion of its Interest to a Person if: (A) such Person is an Affiliate of such Limited Partner (which includes affiliated pension plans) or (B) if such Limited Partner is a trust or a trustee and such Person is a successor trust (or a successor trustee in the case of the same trust) with the same beneficial ownership or a successor trustee (it being understood that a Limited Partner making such an assignment or transfer shall thereafter remain liable for its Capital Commitment, unless released therefrom by the General Partner in its sole discretion); provided that (x) the General Partner reasonably concludes that the conditions of numbered clauses (i) through (v) above have been satisfied and (y) such Assignee is creditworthy as determined in good faith by the General Partner.  The foregoing sentence is subject to (i) the Assignee giving to the General Partner’s reasonable satisfaction the same representations, warranties and undertakings as the assigning Limited Partner has given in its Subscription Agreement (to the extent applicable) or as the General Partner shall otherwise reasonably require and (ii) the Assignee or substitute Limited Partner agreeing to assume the obligations of the assigning Limited Partner.

(b)           No Assignee of an Interest in the Partnership of a Limited Partner may be admitted as a substitute Limited Partner in the Partnership without the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion.  Subject to the consent of the General Partner, an Assignee shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  An Assignee of an Interest that is not admitted as a substitute Limited Partner shall be entitled only to allocations and distributions with respect to that Interest and shall have no rights to vote such Interest, to participate in the management of the Partnership or to any information or accounting of the affairs of the Partnership and shall not have any of the other rights of a Partner pursuant to this Agreement.

(c)           The General Partner shall prohibit any assignment, transfer or substitution (and shall not recognize any such assignment, transfer or substitution) if such assignment, transfer or substitution would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(d)           To the fullest extent permitted by law, any attempted assignment or substitution not made in accordance with this Section 8.2 shall be null and void.

8.3.   Defaulting Limited Partner.  (a) Any Limited Partner that fails to make, when due, any portion of the Capital Contribution required to be contributed by such Limited Partner pursuant to this Agreement or any other payment required to be made by it hereunder when required to be made may, in the discretion of the General Partner, be charged an additional amount on the unpaid balance of any such Capital Contributions or other payments at the Prime Rate plus 2.0% from the date such balance was due and payable through the date full payment for such balance is actually made, and to the extent any of the foregoing amounts is not otherwise paid such amount may be deducted from any distribution to such Limited Partner.  Any such additional amount owed to the Partnership shall be allocated and distributed to the other Partners pro rata to their Capital Commitments.

(b)           If any Limited Partner fails to make, when due, any portion of the Capital Contribution required to be contributed by such Limited Partner pursuant to this Agreement or to make any other payment required to be made by it hereunder when required to be made, then the Partnership shall promptly provide written notice of such failure to such Limited Partner.  If such Limited Partner fails to make such Capital Contribution or other payment within five (5) Business Days after receipt of such notice, then (i) such Limited Partner shall be deemed a “Defaulting Limited Partner” and (ii) the following Sections 8.3(c) through (h) shall apply.

(c)           The General Partner shall have the right to determine, in its sole discretion, that whenever the vote, consent or decision of a Limited Partner or of the Partners is required or permitted pursuant to this Agreement, except as required by the Act, any Defaulting Limited Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Limited Partner were not a Partner.

(d)           Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the right in its sole discretion to either:

(i)                           determine that a Defaulting Limited Partner shall (A) not be entitled to make any further Capital Contributions to the Partnership; provided that the liability of such Defaulting Limited Partner to make Capital Contributions to the Partnership pursuant to Sections 3.1(a)(ii), 4.4, 5.2(b) and 10.6 shall in any case remain unchanged as if such default had not occurred and (B) forfeit to the Non-Defaulting Partners as recompense for damages suffered, and the Partnership shall withhold (for the account of such other Partners), all distributions of Temporary Investment Income, Current Proceeds, Disposition Proceeds and liquidating distributions that such Defaulting Limited Partner would otherwise receive, except to the extent of Disposition Proceeds and the Final Distribution relating to Capital Contributions made by the Defaulting Limited Partner less any expenses, deductions or losses allocated to such Defaulting Limited Partner; provided that any amounts forfeited by the Defaulting Limited Partner pursuant to the preceding sentence shall be distributed among the other Non-Defaulting Partners in proportion to their Percentage Interests in the Investment or Partnership property giving rise to such distribution or, in the case of a distribution upon liquidation, in proportion to the liquidating distributions to them pursuant to Section 9.3, subject to the right of such Partner not to have a distribution in kind made to it pursuant to Section 9.3;

(ii)                          upon delivery of written notice to the Defaulting Limited Partner, cause the Defaulting Limited Partner to transfer (and upon receipt of such notice such Defaulting Limited Partner shall so transfer) all of its Interest to one or more Limited Partners selected by the General Partner in its sole discretion which have agreed to purchase such Interest, effective immediately, at a transfer price equal to the lesser of (i) 50% of such Defaulting Limited Partner’s Capital Account and (b) 50% of the Fair Market Value of the Defaulting Limited Partner’s Interest; or

(iii)                        assess up to a 100% reduction in the Capital Account balance and related Percentage Interest in Investments of the Defaulting Limited Partner.

(e)           No right, power or remedy conferred upon the General Partner in this Section 8.3 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Section 8.3 or now or hereafter available at law or in equity or by statute or otherwise.  No course of dealing between the General Partner and any Defaulting Limited Partner and no delay in exercising any right, power or remedy conferred in this Section 8.3 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.  In addition to the foregoing, the General Partner may in its sole discretion institute a lawsuit against any Defaulting Limited Partner for specific performance of its obligation to make Capital Contributions and any other payments to be made hereunder by a Limited Partner and to collect any overdue amounts hereunder, with interest on such overdue amounts calculated at the rate specified in Section 8.3(a), and each Limited Partner agrees to pay on demand all costs and expenses (including reasonable attorneys’ fees) incurred by or on behalf of the Partnership in connection with the enforcement of this Agreement against such Limited Partner as a result of a default by such Limited Partner.

(f)            Each Limited Partner acknowledges by its execution hereof that it has been admitted to the Partnership in reliance upon its agreements under this Section 8.3 (as well as the other provisions of this Agreement), that the General Partner and the Partnership may have no adequate remedy at law for a breach hereof and that damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach.  It is specifically agreed that any amount due to be paid, forfeited or otherwise deducted from any amount otherwise due to be paid to any Limited Partner, or any abrogation of rights in respect of allocations, distributions or withdrawals, due to be made pursuant to the provisions of this Article VIII constitutes a specified penalty or consequence permitted by Section 17-306 of the Act.

(g)           For purposes of this Section 8.3, if any Defaulting Limited Partner is a Feeder Fund or an entity the equity owners of which consist of two or more unaffiliated investors, the General Partner may, in its sole discretion, treat the investor in such Feeder Fund or owner of such entity that was responsible for such default as the Defaulting Limited Partner and may invoke the rights, powers and remedies specified herein separately with respect to such owner.

8.4.   Further Actions.  The General Partner shall cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII as promptly as is practicable after such occurrence.

8.5.   Admissions and Withdrawals Generally.  Except as expressly provided in this Agreement, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account and no additional Partner may be admitted to the Partnership.  Each new Partner shall be admitted as a Partner upon the execution by or on behalf of it, and acceptance thereof by the General Partner on its own behalf or on behalf of the Partnership, of an agreement or instrument, which agreement or instrument may be a counterpart signature page to this Agreement, pursuant to which it becomes bound by the terms of this Agreement.  The names and addresses of all Persons admitted as Partners and their status as General Partner or a Limited Partner shall be maintained in the records of the Partnership.

8.6.   Required/Elective Withdrawals.  (a)  A Limited Partner may be required to completely or partially withdraw from the Partnership if in the reasonable judgment of the General Partner based upon an opinion of counsel to the Partnership, by virtue of that Limited Partner’s Interest in the Partnership, the assets of the Partnership would be reasonably likely to be characterized as assets of an employee benefit plan for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law, whether or not such Limited Partner is subject to ERISA, Section 4975 of the Code or any Similar Law or the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act.  The General Partner hereby agrees that for so long as (i) the Special Limited Partner is not subject to ERISA, Section 4975 of the Code or any Similar Law and (ii) the Special Limited Partner and each of its beneficial owners is a “qualified purchaser” as provided in Section 2(a)(51)(C) of the 1940 Act and the rules and regulations thereunder, the Special Limited Partner shall not be required to completely or partially withdraw from the Partnership pursuant to this Section 8.6(a).

(b)           A complete or partial withdrawal pursuant to Section 8.6(a) will be effected by the Partnership’s purchase of the withdrawing Partner’s Interest at a price equal to the Appraised Value of such Interest, and for the consideration set forth in this Section 8.6(d).  In addition to cash consideration, the Partnership may pay in whole or in part for any purchase of a withdrawing Limited Partner’s Interest with (i) a subordinated note evidencing the Partnership’s obligation to the Limited Partner set forth above, which subordinated note shall (v) bear interest at an annual fixed rate equal to LIBOR on the date of issuance, (w) have a maturity date of no later than the expiration of the term of the Partnership, (x) be prepayable, (y) be subordinated to any secured or senior indebtedness of the Partnership, but not to Limited Partner equity and (z) to the extent permitted by applicable law, be secured by such withdrawing Limited Partner’s remaining Interest in the Partnership or (ii) securities (through a distribution in kind of Investments); the making of any such payment in kind shall be at the option of the General Partner after consultation with the withdrawing Partner, and such payment in kind shall be made in the form of the withdrawing Partner’s pro rata share of each Investment of the Partnership; provided that if such distribution in kind would be reasonably likely to cause the withdrawing Limited Partner or the Partnership to suffer an adverse effect as a result of the application of law or, in the judgment of the General Partner, cause the Partnership to breach any contractual obligation of the Partnership, the General Partner or their respective Affiliates, then such Limited Partner and the General Partner shall each use its best efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms; and provided, further, that a non-pro rata distribution in kind may be made with the consent of the withdrawing Limited Partner.

(c)           Each Limited Partner shall be required to use its reasonable efforts to notify the General Partner as soon as reasonably practicable after it comes to such Limited Partner’s attention that, by reason of a change in any law, regulation or governmental order to which such Limited Partner is subject occurring after its admission to the Partnership, a violation of any such law, regulation or governmental order is likely to result without such Limited Partner’s withdrawal from the Partnership.

(d)           Each Limited Partner shall be entitled to withdraw from the Partnership in respect of all or any part of its Interest by delivering written notice to the General Partner setting forth  (x) the number of Underlying Shares that such Limited Partner requests the General Partner to dispose on its behalf, (y) the broker and manner of sale for such disposition and (z) the minimum gross price per share at which such Limited Partner requests such disposition to be made (the “Minimum Price”).  Upon receipt of any written notice pursuant to the preceding sentence, the General Partner shall use reasonable best efforts to dispose on behalf of such Limited Partner, as promptly as is reasonably practicable under the existing circumstances (including after giving effect to contractual or other restrictions on transfer that may be applicable to the Partnership, the General Partner or any of their Affiliates), all (or such portion) of the number of Underlying Shares set forth in such notice at a price no less than the Minimum Price and to distribute to such Partner the net proceeds from such disposition, subject to Sections 6.2(b) and 6.2(c).  A Limited Partner shall bear all of the expenses (including, without limitation, underwriting costs, brokerage commissions and any applicable transfer taxes) of a disposition of such Limited Partner’s Underlying Shares pursuant to this Section 8.6(d).

(e)           If the assets of the Partnership at any time are “plan assets” for the purposes of ERISA, the Code or any applicable Similar Law, then each Limited Partner which is, directly or indirectly, an ERISA Partner or Benefit Plan Partner subject to Similar Law or the fiduciary of an ERISA Partner or Benefit Plan Partner subject to Similar Law shall, at the request of the General Partner, identify to the General Partner which of the Persons on a list furnished by the General Partner of Persons with whom the Partnership may have had non-exempt dealings are, to the best of its knowledge after due inquiry, parties in interest or disqualified Persons (as defined in sections 3 of ERISA and 4975 of the Code, respectively or similar related parties under the applicable provision of any Similar Law) with respect to such ERISA Partner or Benefit Plan Partner.

ARTICLE IX

TERM AND DISSOLUTION OF THE PARTNERSHIP

9.1.   Term.  (a)  The existence of the Partnership commenced on the date of filing of record of the Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware pursuant to the Act and shall continue until the Partnership is dissolved and subsequently terminated, which dissolution shall occur upon the first of any of the following events (each an “Event of Dissolution”):

(i)                           The close of business on the ten-year anniversary of the Closing Date; provided that, unless the Partnership is sooner dissolved, the General Partner in its discretion may extend the term of the Partnership for successive one-year periods up to a maximum of two years;

(ii)                          The occurrence of a Disabling Event with respect to the General Partner or any other event that causes the General Partner to cease to be general partner of the Partnership under the Act; provided that the Partnership shall not be dissolved if (x) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership or (y) within 90 days after the Disabling Event, a Majority in Interest of the Limited Partners (including for this purpose Affiliates of the General Partner) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Disabling Event, of a successor general partner;

(iii)                           At the time as of which all Investments have been disposed of;

(iv)                           The determination by the General Partner in good faith based on a written opinion of counsel to the Partnership that such earlier dissolution and termination is necessary or advisable because there has been a materially adverse change in any applicable law or regulation or to avoid any violation of, or registration under, the 1940 Act, ERISA, Section 4975 of the Code or the applicable provisions of any Similar Law;

(v)                            The determination by the General Partner at any time that such earlier dissolution and termination would be in the best interests of the Partners;

(vi)                           At any time that there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act; or

(vii)                           The entry of a decree of judicial dissolution under Section 17-802 of the Act.

(b)           For the avoidance of doubt, subject to the provisions of Sections 3.1(a), the obligation of Partners to make Capital Contributions (i) for Investments with respect to which the Partnership (or the General Partner or one or more of its Affiliates on behalf of the Partnership) has entered into a legally binding obligation to invest prior to an Event of Dissolution and (ii) the Partnership’s obligations under any borrowings outstanding prior to an Event of Dissolution, shall survive such Event of Dissolution.

9.2.   Winding-up.  Upon the occurrence of an Event of Dissolution, the Partnership shall be wound up and liquidated.  The General Partner or, if there is no general partner or the dissolution results from the occurrence of a Disabling Event, a liquidator appointed by a Majority in Interest of the Limited Partners, shall proceed with the Dissolution Sale and the Final Distribution.  In the Dissolution Sale, the General Partner or such liquidator shall use its reasonable best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the General Partner or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax, legal, contractual, market or other considerations (including legal restrictions on the ability of a Limited Partner to hold any assets to be distributed in kind), over such time as is reasonably necessary to settle gradually and close the Partnership’s business under the circumstances then applicable to the Partnership.

9.3.   Final Distribution.  After the Dissolution Sale, the proceeds thereof and the other assets of the Partnership shall be distributed in one or more installments in the following order of priority:

(a)           To satisfy all creditors of the Partnership (including the payment of expenses of the winding-up, liquidation and dissolution of the Partnership), including Partners who are creditors of the Partnership, to the extent otherwise permitted by law, either by the payment thereof or the making of reasonable provision therefor (including the establishment of reserves, in amounts established by the General Partner or such liquidator); and

(b)           The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed to the Partners in accordance with the positive balances of the Partners’ Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Partnership taxable year during which the liquidation occurs, by the end of such taxable year or, if later, within 90 days after the date of such liquidation; provided that liquidating distributions shall be made in the same manner and amounts as distributions under Section 3.2 if such distributions would result in the Partners receiving a different amount than would have been received pursuant to a liquidating distribution based on Capital Account balances.  For purposes of the application of this Section 9.3 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.  If a Limited Partner shall, upon the advice of counsel, determine that there is a reasonable likelihood that any distribution in kind of an asset would cause such Limited Partner to be in violation of any law, regulation or governmental order, such Limited Partner and the General Partner or the liquidator shall each use its best efforts to make alternative arrangements for the sale or transfer into an escrow account of any such distribution on mutually agreeable terms.

ARTICLE X

CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

10.1.   Capital Accounts.  A separate capital account (the “Capital Account”) shall be established and maintained for each Partner.  The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions to the Partnership, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all Losses allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner.  To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of United States Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised; provided that such adjustment and maintenance does not have a material adverse effect on the economic interests of the Partners.  Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.  In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

10.2.   Allocations of Profits and Losses.  Except as otherwise provided herein, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Articles III and IX and the other relevant provisions of this Agreement.

10.3.   Special Allocation Provisions.  Notwithstanding any other provision in this Article X:

(a)           Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of United States Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to United States Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5).  The items to be so allocated shall be determined in accordance with United States Treasury Regulations Section 1.704-2(f).  This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such United States Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in United States Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)           Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in United States Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in his Capital Account created by such adjustments, allocations or distributions as promptly as possible.

(c)           Gross Income Allocation.  In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of United States Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.

(d)           General Partner Expenses.  To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss or deduction rather than items of loss or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner.

(e)           Payee Allocation.  In the event any payment to any Person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(f)            Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Capital Contributions.

(g)           Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with United States Treasury Regulations Section 1.704-2(j).

(h)           Special Allocation.  Any special allocation of income or gain pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 10.2 and this Section 10.3(i), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 10.3(b) or (c) had not occurred.

10.4.   Tax Allocations.  (a) For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset.  Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose; provided that all such allocations shall be made in a manner that, to the greatest extent permitted by applicable law, conforms to the economic terms contemplated by this Agreement.

10.5.   Other Allocation Provisions.  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with United States Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.  Sections 10.2 to 10.5 may be amended at any time by the General Partner if necessary to comply with such regulations or to ensure that allocations hereunder give economic effect to provisions of this Agreement; provided that no such amendment shall materially affect the economic return of any Partner without the prior written consent of such Partner.

10.6.   Tax Advances.  (a) To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is required by law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding taxes) (“Tax Advances”), the General Partner may withhold or escrow such amounts and make such tax payments as so required.  All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership otherwise payable to such Partner.  Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon liquidation of the Partnership) unreduced by the amount of such Tax Advance.  To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner.  In the event the Partnership is liquidated and a liability is asserted by a governmental authority against the General Partner or any member or officer of the General Partner for Tax Advances made or required to be made, the General Partner shall have the right to be reimbursed from the Limited Partner on whose behalf such Tax Advance was made or required to be made.

ARTICLE XI

MISCELLANEOUS

11.1.   Waiver of Accounting and Partition.  Except as may be otherwise required by law, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition or similar action of any of the Partnership’s property.

11.2.   Power of Attorney.  Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all in accordance with the terms of this Agreement, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware, any other jurisdiction in which the Partnership conducts or plans to conduct its affairs, or any political subdivision or agency thereof to effectuate, implement and continue the valid existence and affairs of the Partnership, including, without limitation, the power and authority to verify, swear to, acknowledge, deliver, record and file:

(a)       all certificates and other instruments, including any amendments to this Agreement or to the Certificate of Limited Partnership, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs,

(b)       any amendments to this Agreement or any other agreement or instrument which the General Partner deems appropriate to (i) effect the addition, substitution or removal of any Limited Partner or General Partner pursuant to this Agreement or (ii) effect any other amendment or modification to this Agreement, but only if such amendment or modification is duly adopted in accordance with the terms hereof,

(a)       all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution, winding up and termination of the Partnership pursuant to the terms hereof or applicable law, including the writing required by the Act to cancel the Certificate of Limited Partnership,

(b)       all instruments relating to transfers of Interests of Limited Partners or to the admission of any substitute Limited Partner, including executing transfer documents on behalf of a Defaulting Limited Partner pursuant to Section 8.3,

(c)       certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Delaware and all other jurisdictions in which the Partnership conducts or plans to conduct its affairs,

Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein.  This power of attorney shall terminate upon the bankruptcy, dissolution, disability or incompetence of the General Partner or upon the removal of the General Partner as general partner of the Partnership pursuant to Section 8.1(b).  The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the subsequent dissolution, bankruptcy, incapacity or legal disability of the Limited Partner and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for all Limited Partners (or any of them) required to execute any such instrument, and executing such instrument acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument.  Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry.  If required, each Limited Partner shall execute and deliver to the General Partner within ten (10) calendar days after the receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partner shall reasonably deem necessary for the purposes hereof.  The General Partner agrees that it will not exercise the power of attorney granted herein with respect to a Limited Partner if such Limited Partner has notified the General Partner in writing that such exercise would contravene any federal, state or local law to which such Limited Partner is or may become subject.

11.3.   Amendments.  (a)  Except as required by law, this Agreement may be amended or supplemented by the written consent of the General Partner and a Majority in Interest of the Limited Partners; provided that no such amendment shall:

(i)                  increase any Limited Partner’s Capital Commitment, reduce its share of the Partnership’s distributions, income and gains, increase its share of the Partnership’s losses, or adversely affect the limited liability of such Limited Partner without the written consent of each Limited Partner so affected,

(ii)                change the percentage of interests of Limited Partners (the “Required Interest”) necessary for any consent required hereunder to the taking of an action in a manner adverse to the Limited Partners, unless such amendment is approved by Limited Partners who then hold interests equal to or in excess of the Required Interest for the subject of such proposed amendment, or

(iii)               amend this Section 11.3 in a manner adverse to any Limited Partner without the consent of each such Limited Partner.

Notwithstanding the foregoing, but subject to clauses (i) through (vii) of the proviso to the preceding sentence, this Agreement may be amended by the General Partner without the consent of the Limited Partners to (v) change the name of the Partnership pursuant to Section 2.2, (w) cure any ambiguity or correct or supplement any provision hereof which is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical error or omission; provided that such amendment does not adversely affect the interests of any of the Limited Partners, (x) amend Sections 10.2 to 10.5 pursuant to Section 10.5, and (y) make any amendment so long as the changes do not adversely affect the rights and obligations of any existing Limited Partner as a whole in any material respect and the amendment is not objected to in writing by any Limited Partner within twenty Business Days after notice of such amendment is given to all Limited Partners.

(b)          The General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner reasonably determines, based upon written advice of tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership”; provided that (i) such amendment shall not change the relative economic interests of the Partners, reduce any Partner’s share of distributions, or increase any Partner’s Capital Commitment or its liability hereunder and (ii) the General Partner provides a copy of such written advice and amendment to the Limited Partners at least twenty (20) Business Days prior to the effective date of any such amendment and a Majority in Interest of the Limited Partners shall not have made a reasonable objection to such amendment prior to the effective date of such amendment.

(c)          With respect to any voting rights that the Limited Partners may have under this Agreement or under the Act, the Limited Partners shall vote as a single class.

11.4.   Confidentiality.  (a) All communications between the General Partner, the Partnership or any of their Affiliates, on the one hand, and any Limited Partner, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information and, unless otherwise agreed to in writing by the General Partner, each Limited Partner will maintain the confidentiality of information which is non-public information furnished by or on behalf of the General Partner, the Partnership or any of their Affiliates regarding the General Partner or the Partnership (including information regarding any Person in which the Partnership holds, or contemplates acquiring, any Investments) received by such Limited Partner in accordance with such procedures as it applies generally to information of this kind (including procedures relating to information sharing with Affiliates), except (i) as otherwise required by governmental regulatory agencies (including tax authorities in connection with an audit or other similar examination of such Limited Partner), self-regulating bodies, law, legal process, or litigation in which such Limited Partner is a defendant, plaintiff or other named party (provided that in each case, except with respect to Fund Level Information, Corsair is, to the extent practicable and to the extent permitted by applicable law, given prior notice of any such required disclosure) or (ii) to directors, officers, sponsors, fiduciaries, agents, employees, representatives and advisors of such Limited Partner and its Affiliates who need to know the information and who are informed of the confidential nature of the information and agree to keep it confidential (it being understood that such Limited Partner shall be liable for any breach of this Section 11.4 by any of the Persons set forth in this clause (ii)).  Without limitation of the foregoing, each Limited Partner acknowledges that notices and reports to Limited Partners hereunder may contain material non-public information concerning, among other things, the Portfolio Company and agrees not to use such information other than in connection with monitoring its investment in the Partnership and agrees in that regard not to trade in securities on the basis of any such information.

(b)           In the event (i) the General Partner determines in good faith that a Limited Partner has violated or is reasonably likely to violate the provisions of this Section 11.4 or (ii) in the case of a Limited Partner that is directly or indirectly (A) subject to a Disclosure Law, (B) subject, by regulation, contract or otherwise, to disclose information concerning the Partnership to a trading exchange or other market where interests in such Person are sold or traded, whether foreign or domestic or (C) an agent, nominee, fiduciary, custodian or trustee for any Person described in the preceding clause (A) or (B) where information concerning the Partnership provided or to be disclosed to such agent, nominee, fiduciary, custodian or trustee by the Partnership, the General Partner is provided or could at any time become available to a Person described in the preceding clause (A) or (B) the General Partner determines in good faith that there is a reasonable likelihood that a request to such Limited Partner for disclosure pursuant to a Disclosure Law or contractual requirement would result in the disclosure by such Limited Partner of confidential information regarding the Partnership and the Portfolio Company other than Fund Level Information, the General Partner may (x) provide to such Limited Partner access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, and (y) require such Limited Partner to return any copies of information provided to it by the General Partner or the Partnership.

(c)           To the extent that the Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement (any such law or statutory or regulatory requirement, including FOIA, a “Disclosure Law”) would potentially cause a Limited Partner or any of its Affiliates to disclose information relating to the Partnership, its Affiliates and/or any Portfolio Company, such Limited Partner hereby agrees that, in addition to compliance with the notice requirements set forth in Section 11.4(a) above, such Limited Partner (x) shall take commercially reasonable steps to oppose and prevent the requested disclosure unless (i) such Limited Partner determines in good faith that there is a reasonable likelihood that such disclosure may be required under applicable law, (ii) the General Partner does not object in writing to such disclosure within ten (10) days (or such lesser time period as stipulated by the applicable law) of such notice or (iii) such disclosure solely relates to Fund Level Information and does not include (A) any information relating to the Portfolio Company, (B) copies of this Agreement and related documents or (C) any other information not referred to in this clause, and (y) acknowledges and agrees that notwithstanding any other provision of this Agreement, except as may be necessary for a Limited Partner to disclose in accordance with Section 11.4(h) below, the General Partner may in order to prevent any such potential disclosure that the General Partner determines in good faith is likely to occur withhold all or any part of the information otherwise to be provided to such Limited Partner other than Fund Level Information and the IRS Forms 1065, Schedule K-1s; provided that the General Partner shall not withhold any such information if compliance with the procedures provided for in Section 11.4(c) above is legally sufficient to prevent such potential disclosure.

(d)          Notwithstanding any other provision of this Agreement, except as may be necessary for a Limited Partner to disclose in accordance with Section 11.4(h) below, to the fullest extent permitted by law, the General Partner shall have the right to keep confidential from any Limited Partner for such period of time as the General Partner determines is reasonable (i) any information that the General Partner reasonably believes to be proprietary and (ii) any other information (A) the disclosure of which the General Partner believes is not in the best interest of the Partnership or any of its Investments or (B) that the Partnership, the General Partner or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law or by agreement with a third Person to keep confidential or (C) regarding a Portfolio Company where the General Partner determines in its sole discretion that a conflict of interest between such Limited Partner and such Portfolio Company exists, in each case other than Fund Level Information and the IRS Forms 1065, Schedule K-1s.

(e)           A Limited Partner may by giving written notice to the General Partner elect not to receive copies of any document, report or other information that such Limited Partner would otherwise be entitled to receive pursuant to this Agreement and is not required by applicable law to be delivered.  The General Partner agrees that it shall make any such documents available to such Limited Partner at the General Partner’s offices (or, at the request of such Limited Partner, the offices of Partnership Counsel).

(f)           Notwithstanding anything in this Agreement to the contrary, for purposes of United States Treasury Regulation Section 1.6011-4(b)(3)(i), each Limited Partner (and any employee, representative or other agent of such Limited Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership or any transactions undertaken by the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (b) any investment or transaction entered into by the Partnership; (2) any performance information relating to the Partnership or its investments; and (3) any performance or other information relating to previous funds or investments sponsored by Corsair, does not constitute such tax treatment or tax structure information.

(g)          Any obligation of a Limited Partner pursuant to this Section 11.4 (other than the obligations set forth in Section 11.4(h)) may be waived by the General Partner in its sole discretion.

(h)           Except (i) as may be required by law, legal process or regulatory requirement; (ii) if authorized in writing by a Limited Partner or (iii) in connection with any transaction or agreement with any lender or commercial counterparty to the extent any disclosure to any lender or commercial counterparty is on a confidential basis; neither the General Partner nor the Partnership shall disclose, or permit any of the partners, employees, agents, representatives or Affiliates of the General Partner or any of the employees, agents, representatives or Affiliates of the Partnership to disclose the participation in the Partnership by any Limited Partner or any of its Affiliates.

11.5.   Entire Agreement.  This Agreement and the other agreements referred to herein (including any other agreements between the General Partner or the Partnership and a Limited Partner) constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter.  The representations and warranties of the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.  Notwithstanding any provision in this Agreement (including Section 11.3) or any Subscription Agreement, the parties hereto acknowledge that the General Partner, on its own behalf or on behalf of the Partnership, without any further act, approval or vote of any Partner or other Person, may enter into side letters or other writings to or with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing, the terms of, this Agreement and any Subscription Agreement.  The parties hereto agree that any rights established, or any terms of this Agreement and of any Subscription Agreement altered or supplemented, in a side letter to or with a Limited Partner shall govern solely with respect to such Limited Partner (but not any of such Limited Partner’s assignees or transferees unless so specified in such side letter) notwithstanding any other provision of this Agreement or any of the Subscription Agreements.

11.6.   Severability.  Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.  In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

11.7.   Notices.  All notices, reports, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) mailed, registered mail, first-class postage paid, (ii) sent by overnight mail or courier, (iii) transmitted via telegram, telex or facsimile, (iv) posted on the Partnership’s intranet website in accordance with Section 11.7(b) or (v) delivered by hand, if to any Limited Partner, at such Limited Partner’s address, or to such Limited Partner’s facsimile number, as set forth in such Limited Partner’s Subscription Agreement, and if to the Partnership or to the General Partner, to the General Partner, 717 Fifth Avenue, 24th Floor, New York, NY 10022, or to such other Person or address as any Partner shall have last designated by notice to the Partnership, and in the case of a change in address by the General Partner, by notice to the Limited Partners.  Any notice, report, request, demand and other communication will be deemed received (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by telegram or telex or facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, (iv) if delivered by hand, on the date of receipt and (v) if posted on the Partnership’s intranet website on the day an e-mail is sent to the Limited Partner instructing it that a notice has been posted; provided that if such e-mail is sent after 5:00 pm Eastern Standard Time or on a day that is not a Business Day, such notice shall be deemed received on the next succeeding Business Day.  On or prior to the date of each Limited Partner’s admission to the Partnership, the General Partner shall furnish each Limited Partner with the address of the Partnership’s intranet website and a password permitting access thereto.

11.8.   Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  In particular, the Partnership is formed pursuant to the Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided.  The Partners hereby submit to the nonexclusive jurisdiction of the state and federal courts of the State of Delaware in any action suit or proceeding based on or arising under this Agreement.  To the fullest extent permitted by law, the Limited Partners hereby waive as a defense that any such action, suit or proceeding brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in the State of Delaware for any such action, suit or proceeding is appropriate.  Notwithstanding the foregoing, a Limited Partner which is a Governmental Plan and which has provided the General Partner, prior to the date of its admission as a Limited Partner, with a certificate of an officer of its plan administrator stating that such an irrevocable submission to jurisdiction or waiver, as the case may be, would constitute a violation of applicable law or regulation shall not be deemed to have made such an irrevocable submission or waiver, as the case may be.

11.9.   Successors and Assigns.  Except with respect to the rights of Indemnified Parties hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership or other third parties and this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, successors and permitted assigns.

11.10.   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

11.11.   Interpretation.  (a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

(b)        Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion”, the Person shall be entitled to consider any interests and factors as it desires, including its own interests and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factor affecting the Partnership or any other Person, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

11.12.   Headings.  The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

11.13.   Delivery of Certificate of Limited Partnership, etc.  The General Partner shall as promptly as is reasonably practicable provide a copy of the Certificate of Limited Partnership, this Agreement and any amendment to this Agreement to each Limited Partner.

11.14.   Partnership Tax Treatment.  The Partners intend for the Partnership to be treated as a partnership for United States federal income tax purposes and no election to the contrary shall be made.

11.15.   Counsel to the Partnership.  Counsel to the Partnership may also be counsel to the General Partner and its Affiliates. The General Partner may execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership that counsel may request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”). The Partnership has initially selected Simpson Thacher & Bartlett LLP (the “Partnership Counsel”) as legal counsel to the Partnership. Each Limited Partner acknowledges that the Partnership Counsel does not represent any Limited Partner in the absence of a clear and explicit agreement to such effect between the Limited Partner and the Partnership Counsel (and that only to the extent specifically set forth in that agreement), and that in the absence of any such agreement the Partnership Counsel shall owe no duties directly to a Limited Partner. In the event any dispute or controversy arises between any Limited Partner and the Partnership, or between any Limited Partner or the Partnership, on the one hand, and the General Partner (or an Affiliate thereof) that the Partnership Counsel represents, on the other hand, then each Limited Partner agrees that the Partnership Counsel may represent either the Partnership or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Limited Partner hereby consents to such representation. Each Limited Partner further acknowledges that, whether or not the Partnership Counsel has in the past represented such Limited Partner with respect to other matters, the Partnership Counsel has not represented the interests of any Limited Partner in the preparation and negotiation of this Agreement.

11.16.   Compliance with Anti-Money Laundering Requirements.  Notwithstanding any other provision of this Agreement to the contrary, the General Partner, in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

GENERAL PARTNER:

CORSAIR IV MANAGEMENT GP, LTD.

By:
Name: D.T. Ignacio Jayanti
Title: President

LIMITED PARTNERS:

All Limited Partners pursuant to the powers of attorney granted to the General Partner:

By: Corsair IV Management GP, Ltd., as attorney-in-fact for the Limited Partners

By:
Name: D.T. Ignacio Jayanti
Title: President

INITIAL LIMITED PARTNER (solely to reflect its withdrawal):

By:
Name: D.T. Ignacio Jayanti
Title: Initial Limited Partner

[Signature Page to Corsair Georgia, L.P. A&R LPA]